Exhibit 5.1
Baker & McKenzie.Wong & Leow (Reg. No. 200010145R) 8 Marina Boulevard #05-01 Marina Bay Financial Centre Tower 1 Singapore 018981 Tel: +65 6338 1888 Fax: +65 6337 5100 www.bakermckenzie.com

Asia Pacific

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm

** In cooperation with

Trench, Rossi e Watanabe

Advogados

Date: 6 August 2020

To:

MAXEON SOLAR TECHNOLOGIES, LTD.

8 Marina Boulevard #05-02

Marina Bay Financial Centre

018981, Singapore

Dear Sirs

MAXEON SOLAR TECHNOLOGIES, LTD. (THE “COMPANY”)—LEGAL OPINION WITH RESPECT TO THE 2020 OMNIBUS INCENTIVE PLAN OF THE COMPANY

A. INTRODUCTION

1.1  We have been requested, as Singapore law legal advisers to the Company, to provide this opinion in connection with the Registration Statement on Form S-8 (as amended or supplemented after the date hereof, the “Registration Statement”), filed on the date hereof with the U.S. Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

1.2  We do not express nor imply any opinion with respect to the effect of any law other than the laws of the Republic of Singapore as at the date of this opinion, and have made no investigation of any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of the Republic of Singapore. We are not obliged to update this opinion to reflect any legal or legislative developments, or other changes to law or fact, nor are we obliged to notify the addressee of this opinion of any subsequent changes or modifications to the law and regulations, or to the administrative interpretations thereof, arising after the date of this opinion.

Baker & McKenzie.Wong & Leow is incorporated with limited liability and is a member of Baker & McKenzie International.

B. DOCUMENTS

2.  In rendering this opinion, we have examined:

2.1  a copy of the Constitution of the Company;

2.2  a copy of the Maxeon Solar Technologies, Ltd. 2020 Omnibus Incentive Plan (the “Plan”);

2.3  a copy of the minutes of the Board of Directors of the Company dated 3 August 2020 (“Company Board Minutes”);

2.4.  a copy of the resolutions in writing passed by the shareholder of the Company dated 4 August 2020 (“Company Shareholder Resolutions”); and

2.5.  copies of the ACRA business profile of the Company and the Company’s Certificate Confirming Incorporation of Company (collectively, the “ACRA Searches”) and copies of the Court Searches (as defined below).

A copy of each of the documents mentioned in paragraphs 2.1, 2.2, 2.3, 2.4 and 2.5 is attached in Annexure A.

3.  For the purpose of this legal opinion, we have not examined any documents other than those specifically listed in paragraph 2 of this legal opinion. In particular, save as expressly provided in paragraph 6 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document.

4.  For the purposes of this legal opinion, we have not conducted any searches with the Accounting and Corporate Regulatory Authority (“ACRA”) of Singapore in the Republic of Singapore other than in respect of the Company. We have also not conducted any litigation, bankruptcy, winding-up or judicial management searches other than on the Company.

C. ASSUMPTIONS

5.  We have assumed (without enquiry and with your consent):

5.1  the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

5.2  that the copy of the Constitution of the Company is a true, complete and up-to-date copy;

5.3  that the copies of the Company Board Minutes and the Company Shareholder Resolutions are true, complete and up-to-date copies and have not been revoked or amended;

5.4  that the Plan constitutes the legal, valid, binding and enforceable obligations of the Company thereto for all purposes under the laws of all jurisdictions (other than the Republic of Singapore);

5.5  that there are no provisions of the laws of any jurisdiction (other than the Republic of Singapore) which may be contravened by the execution or delivery of the Plan and that, insofar as any obligation expressed to be incurred or performed under the Plan fails to be performed in or is otherwise subject to the laws of any jurisdiction other than the Republic of Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

5.6  that all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency in jurisdictions other than the Republic of Singapore and all other requirements for the legality, validity and enforceability of the Plan in jurisdictions other than the Republic of Singapore have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

5.7  that the execution and delivery by the Company and the performance of its obligations under the Plan do not contravene any provision of the laws of any jurisdiction (other than the Republic of Singapore) to which the Company or any of its assets are subject and no consent, approval, authorisation or order of or qualification with any governmental body or agency outside the Republic of Singapore is required for the performance by the Company of its obligations under the Plan;

5.8  the absence of fraud, bad faith, undue influence, coercion or duress on the part of the Company and its respective officers with respect to the Plan;

5.9  that in exercising its powers to enter into the Plan, the directors and shareholder of the Company are acting in good faith and in furtherance of substantive objects and for legitimate purposes, and that the entry into the Plan may reasonably be considered to have been in the interests and for the commercial benefit of the Company;

5.10 there are no agreements, documents, arrangements or transactions to which the Company is a party that may in any way prohibit or restrict its right to enter into the Plan or perform its obligations under the Plan;

5.11 that the choice of Singapore law as the governing law of the Plan has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of all other jurisdictions as a matter of the laws of such jurisdictions (other than the laws of the Republic of Singapore);

5.12 that save for information which may have been disclosed in the Court Searches (as defined below), the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made for the bankruptcy, winding-up, dissolution, receivership or judicial management of the Company and no receiver, judicial manager or similar officer has been appointed in relation to the Company or any of its assets;

5.13 that the information disclosed by the electronic composite litigation searches and company winding-up searches made on 3 August 2020 of the Cause Book Search of the Singapore Judiciary’s Integrated Electronic Litigation System for the period from 1 January 2020 to 3 August 2020 (the “Court Searches”) is true, complete and accurate, and that such information has not since then been materially altered, and that the Court Searches did not fail to disclose any material information which has been delivered for filing but was not disclosed at the time of the Court Searches; and

5.14 that the information disclosed by the ACRA Searches made on 3 August 2020 at ACRA on the Company is true, complete and accurate, and that such information has not since then been materially altered, and that the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public records at the time of the ACRA Searches.

D. OPINION

6.  Based on and subject to the foregoing and subject to the qualifications set forth below, we are of the opinion that 3,889,754 ordinary shares of the Company to be issued under the Plan have been duly authorised by the Company for issuance and subscription in accordance with the laws of Singapore or the Constitution of the Company, as the case may be, and when issued and delivered by the Company pursuant to the provisions of Plan and the Constitution against payment of the issue price of such ordinary shares (if required), will be validly issued and fully paid.

E. QUALIFICATIONS

7.  Our opinion is subject to the following:

7.1  we have relied on electronic searches of the publicly available records of ACRA, the Supreme Court of Singapore and the State Courts and the records disclosed by such searches may not be complete or up-to-date;

7.2  our advice is strictly limited to matters stated in this opinion and is not to be construed as extending by implication to all the documents listed in paragraph 2 above, or to any other matter or document in connection with, or referred to, in such document;

7.3  we are not responsible for investigating or verifying the accuracy or completeness of any facts, we do not express any opinions as to any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Plan. In addition, we are not responsible for investigating or verifying that no material facts have been omitted from the Plan;

7.4  we express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Plan by reference to a law other than that of the Republic of Singapore, or as to the availability in Singapore of remedies which are available in other jurisdictions; and

7.5  this opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorization and approvals referred to in paragraph 2 of this opinion and on the basis of the laws of the Republic of Singapore in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of the Republic of Singapore after the date of this opinion that may later, affect or modify the opinion expressed herein.

8.  This opinion relates only to the laws of general application of the Republic of Singapore as at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore.

9.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is given only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person(s)’ purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter, or otherwise including, but without limitation, any other matter. Except as provided in this paragraph, this opinion is not to be transmitted or disclosed to, or relied upon by, any other person, nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental or other authorities, without our prior written consent.

Yours sincerely

/s/ Baker & McKenzie Wong & Leow

Baker & McKenzie Wong & Leow